Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 15, 2005, accompanying the financial statements and supplemental schedule included in the Annual Report of Computer Horizons Corp. Employee’s Savings Plan on Form 11 K for the year ended December 31, 2004.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Computer Horizons Corp. Employee’s Savings Plan on Form S-8 (File No. 033 64763), effective December 5, 1995.

GRANT THORNTON LLP

Edison, New Jersey

June 15, 2005